UNITED PARCEL SERVICE, INC.

                 1.75% CASH-SETTLED CONVERTIBLE SENIOR NOTES
                            DUE SEPTEMBER 27, 2007

                            UNDERWRITING AGREEMENT

                        DATED AS OF SEPTEMBER 21, 2000

     1. Introductory. United Parcel Service, Inc., a Delaware corporation (the "Company"), proposes to issue and sell $300,000,000 of its 1.75% Cash-Settled Convertible Senior Notes due September 27, 2007 ("Debt Securities"). The Debt Securities will be issued under an Indenture, dated as of January 26, 1999, as supplemented by the First Supplemental Indenture thereto, dated as of March 27, 2000, and as further supplemented by the resolutions of the Executive Committee of the Board of Directors of the Company adopted on September 21, 2000 (the "Indenture"), between the Company and Citibank, N.A., as Trustee, subject to the terms stated herein and as specified in the Terms Agreement referred to in
Section 3.

     The firm or firms which agree to purchase the Debt Securities are hereinafter referred to as the "Underwriters" of such Debt Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5 and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter that:

     (a) Registration Statement. A registration statement (No. 333-08369), including a prospectus, covering the registration of certain of its securities (including the Debt Securities), has been filed with the Securities and Exchange Commission (the "Commission"). Such registration statement, as amended, has been declared effective by the Commission and the Indenture has been qualified under the Trust Indenture Act of 1939 (the "Trust Indenture Act"). Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3, is hereinafter referred to as the "Registration Statement", and the prospectus constituting a part thereof and the prospectus supplement relating to the offering of the Debt Securities to be filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933 (the "Securities Act") and in the form first used to confirm sales of the Debt Securities, including all documents incorporated by reference therein on the date thereof, is hereinafter referred to as the "Prospectus". All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus.

     (b) Compliance. On the effective date of the most recent post-effective amendment to the Registration Statement, such Registration Statement conformed in all material respects to the requirements of the Securities Act, the Trust Indenture Act and the rules and regulations of the Commission (the "Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of its issue and on the Closing Date (as defined in Section 3), the Prospectus conformed and will conform in all respects to the requirements of the Securities Act and the Rules and Regulations, and the Prospectus did not include nor will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

     (c) Due Incorporation and Good Standing. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below).

     (d) Significant Subsidiaries. Each subsidiary of the Company that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act (the "Significant Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below); all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equitable claims or other adverse claims ("Adverse Claims").

     (e) Authorization of Underwriting Agreement and Terms Agreement. This Underwriting Agreement has been, and the applicable Terms Agreement as of the date thereof will have been, duly authorized, executed and delivered by the Company.

     (f) Authorization of Debt Securities. The Debt Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement and the Terms Agreement. The Debt Securities, when issued and authenticated in the manner provided for in the Indenture and delivered against payment of the consideration therefor specified in the Terms Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (g) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (h) Authorization of Swap Agreement. The Confirmation Letter Agreement to be entered into between Merrill Lynch International and the Company on the Closing Date, which supplements and forms a part of an ISDA Master Agreement, dated as of the Closing Date (collectively, the "Swap Agreement"), will have been duly authorized, executed and delivered by the Company on the Closing Date and will constitute the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

     (i) Absence of Defaults and Conflicts. The Company is not in violation of its charter or bylaws or in default in the performance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect (as defined below). The (A) execution, delivery and performance of this Underwriting Agreement, the Indenture, the Swap Agreement, the Terms Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement, the Prospectus and the Swap Agreement, and (B) consummation of the transactions contemplated therein (including the issuance and sale of the Debt Securities) and compliance by the Company with its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company pursuant to any Agreements and Instruments, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court (domestic or foreign), having jurisdiction over the Company or any of its assets, properties or operations, except for such conflicts, breaches or defaults that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

     (j) No Consents. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Swap Agreement and the Terms Agreement, except such as have been obtained under the federal securities laws or as may be required by the securities or Blue Sky laws of the various states or any applicable law, rule or regulation of any foreign jurisdiction in connection with the offer and sale of the Debt Securities.

(k) Financial Statements.  The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes thereto (the "Financial Statements"), present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the periods specified therein. Such Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

     (l) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice and its charter and bylaw documents (as amended), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (m) Legal Proceedings; Required Disclosure. There are no legal or governmental proceedings pending or threatened to which the Company or any Significant Subsidiary is a party or to which any of the properties of the Company or any Significant Subsidiary is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (n) Investment Company. The Company is not, and, after giving effect to the offering and sale of the Debt Securities and the application of the proceeds thereof as described in the Prospectus, the Company will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (o) Title to Property. The Company and the Significant Subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interefere with the use made or proposed to be made by the Company or any Significant Subsidiary of such property; and any real property and buildings held under lease by the Company and the Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or any Significant Subsidiary, in each case except as described in or contemplated by the Prospectus.

     (p) Labor Disputes. Except as set forth in the Prospectus, no material labor dispute with the employees of the Company or any of the Significant Subsidiaries exists or, to the knowledge of the Company, is imminent.

     (q) Permits. The Company and the Significant Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their businesses in all material respects as described in the Prospectus, and neither the Company nor any Significant Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus.

     3. Purchase and Offering of Securities. The obligation of the Underwriters to purchase the Debt Securities will be evidenced by an exchange of telegraphic or other written communications (the "Terms Agreement") at the time the Company determines to sell the Debt Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount of Debt Securities to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Debt Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements, and whether any of the Debt Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time and date as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that are reflected in the prospectus supplement relating to the offering of the Debt Securities. The obligations of the Underwriters to purchase the Debt Securities will be several and not joint. It is understood that the Underwriters propose to offer the Debt Securities for sale as set forth in the Prospectus. The Debt Securities delivered to the Underwriters on the Closing Date will be in fully registered or bearer form in such denominations and numbers and registered in such names as the Underwriters may request.

     If the Terms Agreement provides for sales of Debt Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Debt Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Debt Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Debt Securities to be purchased by the several Underwriters and the aggregate principal amount of Debt Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Debt Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the Debt Securities that are the Contract Securities.

     4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to the Representatives one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that in connection with the offering of the Debt Securities:

     (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus (whether pursuant to the Securities Act or the Exchange Act) and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement during the offering period; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (b) If, at any time when a prospectus relating to the Debt Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance, and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement during the offering period.

     (c) As soon as practicable, but not later than 18 months, after the date of each Terms Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the most recent effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158 of the Rules and Regulations under the Securities Act).

     (d)  The  Company  will  furnish  to  the  Representatives  copies  of  the
Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement and all amendments and supplements to such documents, in each case as soon as available, and copies of the Prospectus and all amendments and supplements to the Prospectus not later than 10:00 A.M., New York City time, on the day following the date thereof or as soon thereafter as practicable. The Company will furnish each of such documents in such quantities as are reasonably requested.

     (e) The Company will arrange for the qualification of the Debt Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions within the United States as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company will not be required to qualify to do business in any jurisdiction where it is not now qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now subject.

     (f) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives (i) as soon as available, a copy of each Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K of the Company filed with the Commission under the Securities Exchange Act of 1934 (the "Exchange Act") or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

     (g) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel) incurred by them in connection with qualification of the Debt Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Debt Securities, for the filing fee of the National Association of Securities Dealers, Inc. relating to the Debt Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

     (h) For a period beginning at the time of execution of the Terms Agreement and ending on the later of (a) the Closing Date and (b) the date on which the Underwriters notify the Company that they have completed their distribution of the Debt Securities, without the prior consent of the Representatives, the Company will not offer or contract to sell or, except pursuant to a commitment entered into prior to the date of the Terms Agreement, sell or otherwise dispose of any substantially similar security.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Debt Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein as of the date hereof, as of the date of the Terms Agreement and as of the Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

     (a) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (b) No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

     (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change in the long-term debt of the Company or any change, or any development involving a prospective change, in the financial condition or in the earnings, business or operations of the Company, otherwise than as set forth or contemplated in the Prospectus, the effect of which is, in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debt Securities on the terms and in the manner contemplated in the Prospectus; (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of such debt securities; (iii) any banking moratorium declared by Federal or New York authorities, or the authorities of any country in whose currency any Debt Securities are denominated under the applicable Terms Agreement; (iv) any outbreak or escalation of hostilities in which the United States or any country in whose currency any Debt Securities are denominated under the applicable Terms Agreement is involved, any declaration of war by Congress, any material adverse change in financial markets or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, material adverse change, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Debt Securities; or (v) any action by any governmental authority or any change, or any development involving a prospective change, involving currency exchange rates or exchange controls, which makes it impracticable or inadvisable in the reasonable judgment of the Representatives to proceed with the public offering or delivery of the Purchased Securities on the terms and in the manner contemplated in the Prospectus.

     (d) The Representatives shall have received an opinion, dated the Closing Date, of King & Spalding, special counsel for the Company, to the effect that:

(i) the Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus;

(ii) the Indenture has been duly authorized, executed and delivered by the Company; the Indenture constitutes a legal, valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. The Indenture has been duly qualified under the Trust Indenture Act.

(iii)the Debt Securities have been duly authorized and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture against payment therefor as provided in this Agreement and the applicable Terms Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies; and the Debt Securities will be entitled to the benefits of the Indenture. The Contract Securities, if any, when executed, authenticated, issued and delivered pursuant to the Indenture and the Delayed Delivery Contracts, if any, will constitute legal, valid and binding obligations of the Company, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies, and will be entitled to the benefits of the Indenture; and the Debt Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus.

(iv) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the issuance, sale and delivery of the Debt Securities by the Company or for the consummation by the Company of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement), except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities laws;

(v) this Agreement and the applicable Terms Agreement and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

(vi) the Swap Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies (this needs to be delivered to Merrill Lynch International, the swap counterparty);

(vii)such counsel will confirm its opinion as to the United States tax matters set forth in the Prospectus; and

(viii) such counsel shall state that the Registration Statement has become effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement, as of its effective date, and the Prospectus, as amended or supplemented as of its issue date and the Closing Date, complied as to form in all material respects with the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations (in each case other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein);

     In addition, such counsel shall state that, although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus as amended or supplemented, it has no reason to believe that (a) the Registration Statement (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein), as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein), as amended or supplemented, as of its issue date and as of the Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (e) The Representatives shall have received an opinion, dated the Closing Date, of Allen Hill, Vice President, Legal Department Manager for the Company, to the effect that:

     (i) the Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and in which the failure to so qualify would have a Material Adverse Effect;

     (ii) each Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; and

     (iii)the execution, delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement), and any Delayed Delivery Contracts and the issuance and sale of the Debt Securities by the Company and the consummation of the transactions contemplated herein and therein by the Company (a) do not and will not result in any violation of the certificate of incorporation or bylaws of the Company, (b) to the best of such counsel's knowledge, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or other instrument binding upon the Company or any Significant Subsidiary that is material to the Company and its subsidiaries taken as a whole, and
          (c) do not and will not result in a violation of any existing material law, rule or regulation applicable to the Company or any material judgment, order, writ, injunction or decree known to such counsel of any governmental authority or court having jurisdiction over the Company, and the Company has full power and authority to authorize, issue and sell the Debt Securities as contemplated by the Terms Agreement (including the provisions of this Agreement); and

     (iv) the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts (or portions thereof) and other documents fairly summarize in all material respects such statutes, legal and governmental proceedings and contracts (or portions thereof) and fairly present the information required to be shown; such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any Significant Subsidiary is a party, or to which any of the properties of the Company or any Significant Subsidiary is subject, that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations or contracts that are required to be described in the Registration
          Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     (f) The Representatives shall have received from Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Debt Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers shall state, in their capacity as officers of the Company, that the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made on the Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in earnings, business or operations of the Company and its subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

 6. Indemnification and Contribution.

     (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein; and provided further, that as to any preliminary prospectus this indemnity agreement shall not inure to the benefit of any Underwriter or any person controlling that Underwriter on account of any loss, claim, damage or liability arising from the sale of Debt Securities to any person by that Underwriter if that Underwriter failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act, and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary prospectus was corrected in the Prospectus, unless such failure resulted from non-compliance by the Company with Section 4(d). For purposes of the second proviso to the immediately preceding sentence, the term Prospectus shall not be deemed to include the documents incorporated therein by reference, and no Underwriter shall be obligated to send or give any supplement or amendment to any document incorporated by reference in a preliminary prospectus or the Prospectus to any person other than a person to whom such Underwriter has delivered such incorporated documents in response to a written request therefor.

     (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. The indemnified party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

     7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Debt Securities under the Terms Agreement and the aggregate amount of the Debt Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the aggregate amount of the Debt Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Debt Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Debt Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate amount of the Debt Securities with respect to which such default or defaults occur exceeds 10% of the aggregate amount of the Debt Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Debt Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. As used in this Section only, the "aggregate amount" of Debt Securities shall mean the aggregate principal amount of any Debt Securities. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the amount of Debt Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

     The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

     8. Survival of Certain Representations and Obligations. The indemnity and contribution provisions contained in Section 6 and the representations, warranties and other statements of the Company and of the Underwriters contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Debt Securities. If the obligations of the Underwriters with respect to any offering of Debt Securities are terminated pursuant to Section 7 or if for any reason the purchase of the Debt Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If for any reason the purchase of the Debt Securities by the Underwriters is not consummated other than because of the termination of this Agreement pursuant to
Section 7 or a failure to satisfy the conditions set forth in Section 5(c), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Debt Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 55 Glenlake Parkway, N.E., Atlanta, Georgia 30328, Attention: Joseph R. Moderow, Senior Vice President, General Counsel and Secretary.


     10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 5, and no other person will have any right or obligation hereunder.

     11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of laws of such state. Each of the parties hereto waives to the fullest extent permitted by law any right it may have to a trial by jury in respect of any claim, demand, action or cause of action based on, arising out of, under or in connection with this Agreement.

                                                                         ANNEX I

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M., Eastern Standard time, on _____ __, 2000. [insert date which is third full business day prior to Closing Date under the Terms Agreement])

                          DELAYED DELIVERY CONTRACT

                                                                __________, 2000

UNITED PARCEL SERVICE, INC.
c/o [Insert name and address of lead Underwriter]

   Attention:

Gentlemen:

      The undersigned hereby agrees to purchase from United Parcel Service, Inc., a Delaware corporation ("Company"), and the Company agrees to sell to the undersigned, as of the date hereof, for delivery on _________ __, 2000 ("Delivery Date"), $_________ principal amount of the Company's [Insert title of debt securities] ("Debt Securities") and offered by the Company's Prospectus dated January 26, 1999 and a Prospectus Supplement dated ______________ relating thereto, receipt of copies of which is hereby acknowledged, at ___% of the principal amount of the Debt Securities plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

      Payment for the Debt Securities that the undersigned has agreed to purchase for delivery on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House (next day) funds at the office of _______________________ at _____ .M. on the Delivery Date upon delivery to the undersigned of the Debt Securities to be purchased by the undersigned [for delivery on such Delivery Date] in definitive fully registered form and in such denominations or numbers and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

      It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Debt Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Debt Securities on the Delivery Date shall be subject only to the conditions that (1) investment in the Debt Securities shall not at the Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Debt Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Debt Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

      Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

      This Contract will (a) inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other, and (b) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws of such state.

      It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                          Yours very truly,


                                                (Name of Purchaser)


                                          By:________________________________

                                                (Title of Signatory)





                                                (Address of Purchaser)


Accepted, as of the above date.
UNITED PARCEL SERVICE, INC.


By:
   Name:
   Title:

                         UNITED PARCEL SERVICE, INC.
                                 ("COMPANY")

                               DEBT SECURITIES

                               TERMS AGREEMENT


                                                            September 21, 2000


United Parcel Service, Inc.
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

Attention:  Robert J. Clanin,
            Senior Vice President and Chief Financial Officer

Dear Sirs:

      The undersigned, Merrill Lynch, Pierce, Fenner & Smith Incorporated, offers to purchase, on and subject to the terms and conditions of the Underwriting Agreement relating to Debt Securities dated as of the date hereof ("Underwriting Agreement"), the following securities ("Securities") on the following terms:

                               DEBT SECURITIES

--------------------------------------------------------------------------------

Title of Security:           1.75% Cash-Settled Convertible Senior Notes due
                             September 27, 2007

Principal Amount:            $300,000,000

Interest Rate and Payment    1.75%, payable semi-annually on each September 27
Dates:                       and March 27, commencing March 27, 2001

Maturity:                    September 27, 2007

Currency of Denomination:    U.S. Dollar

Currency of Payment:         U.S. Dollar

Form:                        Book-entry only held through the Depository Trust
                             Company

Denomination                 Denominations  of $1,000 and integral  multiples in
                             excess  thereof;   minimum   purchase  of  $100,000
                             principal amount of notes.

Overseas Paying Agents:      N/A

Exchange Right:              From and after October 27, 2000, each holder  will
                             have the option to exchange a minimum $100,000 of such holder's notes for cash as set forth in the Prospectus (or such lesser amount if the holder holds less than $100,000 of notes).

Optional Redemption:         The Company may redeem all, but not less than all,
                             of the notes at any time after September 27, 2003 as set forth in the Prospectus.

Sinking Fund:                N/A

Delayed Delivery Contracts:  N/A

   Delivery Date:            N/A

   Minimum Contract:         N/A

   Maximum aggregate
     principal amount:       N/A

   Fee:                      N/A

Purchase Price:              98%

Expected Reoffering Price:   100%

Name and Address of Sole

  Underwriter:               Merrill Lynch & Co.
                             Merrill Lynch, Pierce, Fenner & Smith Incorporated
                             North Tower
                             World Financial Center

                             New York, New York  10281
--------------------------------------------------------------------------------

      The provisions of the Underwriting Agreement are incorporated herein by reference.

      The Closing will take place at 9:00 A.M., Eastern Standard time, on September 27, 2000 at the offices of Gibson, Dunn & Crutcher LLP.

      The Securities will be made available for checking and packaging at the offices of Gibson, Dunn & Crutcher LLP at least 24 hours prior to the Closing Date.

      Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

                                    Very truly yours,

                                    MERRILL LYNCH & CO.
                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                         INCORPORATED

                                    By:   MERRILL LYNCH, PIERCE, FENNER &
                                       SMITH INCORPORATED


                                       By:      /s/ Simon Smith
                                          Name: Simon Smith
                                          Title:      Vice President

Accepted, as of the above date.
UNITED PARCEL SERVICE, INC.


By:/s/ Thomas W. Delbrook
   Name:  Thomas W. Delbrook
   Title:  Assistant Treasurer